Exhibit 32.1

Certification under Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Company’s Chief Executive Officer and Chief Financial Officer each certify as follows:

(a)	This report on Form 10-QSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b)	The information contained in this Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	November 7, 2003	/s/ E. J. Woodard, Jr.
E. J. Woodard, Jr. CLBB, Chairman of the Board, President & CEO

Date:	November 7, 2003	/s/ John H. Gayle
John H. Gayle, Executive Vice President & Cashier

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